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                                                                    EXHIBIT 3.63

FORM BCA-2.10                              ARTICLES OF INCORPORATION
-------------                              -------------------------
(Rev. Jan. 1999)                    This space for use by Secretary of State
Jesse White                                                                        This space for use by
Secretary of State Department of                                                     Secretary of State
Business Services
Springfield, IL  62756
http://www.sos.state.il.us                                                      Date       5-19-99

Payment must be made by
certified check, cashier's                                                      Franchise Tax       $   25.00
check, Illinois attorney's                                                      Filing Fee          $   75.00
check, Illinois C.P.A.'s check                                                                      ---------
or money order, payable to                                                      Approved            $  100.00
"Secretary of State."
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1.    CORPORATE NAME: MIDWEST CLAIMS PROCESSING, INC.
      __________________________________________________________________________
      (The corporate name must contain the word "corporation", "company,"
      "incorporated," "limited" or an abbreviation thereof.)

2.    Initial Registered Agent   Andrew          P.          Tecson
                               ----------   -----------    ---------
                               First Name   Middle Name    Last Name

      Initial Registered Office 225 West Washington Street, Suite 1300
                                ------------------------------------------------
                                Number           Street                 Suite #

                                Chicago       IL    Cook              60606
                                ------------------------------------------------
                                City                County            Zip Code

3.    The purposes for which the corporation is organized:
      (If not sufficient space to cover this point, add one or more sheets of this size.)

            TO TRANSACT ANY AND ALL LAWFUL BUSINESS FOR WHICH A CORPORATION
            MAY BE ORGANIZED UNDER THE ILLINOIS BUSINESS CORPORATION ACT.

4.    Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:

         PAR VALUE   NUMBER OF SHARES      NUMBER OF SHARES     CONSIDERATION TO BE
 CLASS   PER SHARE      AUTHORIZED      PROPOSED TO BE ISSUED    RECEIVED THEREFOR
 -----   ---------   ----------------   ---------------------   -------------------
Common    $  None         100,000               1,000              $   1,000.00
                                                                   $
                                                                   $
                                                                   $
                                                                   ------------
                                                  TOTAL            $   1,000.00
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Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:

(If not sufficient space to cover this point, add one or more sheets of this size.)

5.    OPTIONAL: (a) Number of directors constituting the initial board of directors of the corporation: ___________

                (b) Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify.

                    Name       Residential Address        City, State, ZIP

                    ____________________________________________________________
                    ____________________________________________________________
                    ____________________________________________________________

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
6. OPTIONAL:  (a)   It is estimated that the value of all property to be owned by the
                    corporation for the following year wherever located will be:            $________________

              (b)   It is estimated that the value of the property to be located within
                    the State of Illinois during the following year will be                 $________________

              (c)   It is estimated that the gross amount of business that will be
                    transacted by the corporation during the following year will be:        $________________

              (d)   It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during
                    the following year will be:                                             $________________
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7. OPTIONAL: OTHER PROVISIONS

             Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

                     NAME(S), ADDRESS(ES) OF INCORPORATOR(S)

The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated May 18, 1999.

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
            SIGNATURE AND NAME                                     ADDRESS
            ------------------                                     -------
1.  /s/ Andrew P. Tecson                       1.  225 W. Washington St., Suite 1300
   ----------------------------------------       ---------------------------------------------
    Signature                                      Street

    Andrew P. Tecson                               Chicago           IL          60606
   ----------------------------------------       ---------------------------------------------
    (Type or Print Name)                           City/Town         State       Zip Code

2. ________________________________________    2. _____________________________________________
    Signature                                      Street

   ________________________________________       _____________________________________________
    (Type or Print Name)                           City/Town         State       Zip Code

3. ________________________________________    3. _____________________________________________
    Signature                                      Street

   ________________________________________       _____________________________________________
    (Type or Print Name)                           City/Town         State       Zip Code
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(Signatures must be in BLACK INK on original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)

NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its president or vice president and verified by him, and attested by its secretary or assistant secretary.

                                  FEE SCHEDULE

      The initial franchise tax is assesses at the rate of 15/100 of 1 percent
      ($1.50 per $1,000) on the paid-in capital represented in this state, with a minimum of $25.

      The filing fee is $75.

      The minimum total due (franchise tax + filing fee) is $100.

      (Applies when the Consideration to be Received as set forth in Item 4 does not exceed $16,667)

      The Department of Business Services in Springfield will provide assistance in calculating the total fees if necessary.

      Illinois Secretary of State Springfield, IL 62756

      Department of Business Services Telephone (217) 782-9522 or 782-9523